                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2)).
[X] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.


                               LNB BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         (1)      Title of each class of security to which transaction applies:

                  --------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         (5)      Total fee paid:

                  --------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         (3)      Filing Party:

                  --------------------------------------------------------------
         (4)      Date Filed:

                  --------------------------------------------------------------

                                LNB BANCORP, INC.
                                  LORAIN, OHIO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 17, 2001

TO THE SHAREHOLDERS OF
LNB BANCORP, INC.                                                March 19, 2001

         The Annual Meeting of Shareholders of LNB Bancorp, Inc. will be held at 521 Broadway, Lorain, Ohio 44052, on Tuesday, April 17, 2001, at 10:00 a.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

PROPOSALS:

         1.       ELECTION OF DIRECTORS - To elect five directors.

         2. AMENDMENT OF ARTICLES OF INCORPORATION - To amend the Articles of Incorporation to add provisions requiring a fair price and supermajority vote of shareholders for certain business combinations. (THESE PROVISIONS ARE ALREADY CONTAINED IN LNB BANCORP'S AMENDED CODE OF REGULATIONS. THIS IS A TECHNICAL AMENDMENT TO ADDRESS THE REQUIREMENTS OF OHIO LAW.)

         3. OTHER BUSINESS - To transact any other business which may properly come before the meeting or any adjournment of it.

         Shareholders of record at the close of business on March 5, 2001, will be entitled to vote the number of shares held of record in their names on that date.

         We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

                                              By Order of the Board of Directors

                                                                  Thomas P. Ryan
                                                        Executive Vice President
                                                         and Secretary/Treasurer

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM(S) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                LNB BANCORP, INC.
                                  457 BROADWAY
                               LORAIN, OHIO 44052

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 17, 2001

                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders of LNB Bancorp, Inc. ("LNB Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about March 19, 2001.

         At the Annual Meeting, shareholders of the Corporation will be asked to elect five directors and to approve an amendment to the Corporation's Articles of Incorporation to add provisions requiring a fair price and supermajority vote of shareholders for certain business combinations.

         The provisions we propose to add to the Corporation's Articles of Incorporation are already set forth in our Amended Code of Regulations. Shareholders approved these provisions for inclusion in our Amended Code of Regulations at last year's Annual Meeting. They will remain in our Code of Regulations. However, we propose also to set them forth in our Articles of Incorporation to address technical requirements of Ohio law.

VOTING AND REVOCATION OF PROXIES

         If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted, (a) "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation and (b) "For" the amendment to the Corporation's Articles of Incorporation to add provisions requiring a fair price and supermajority vote of shareholders for certain business combinations.

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Thomas P. Ryan, Executive Vice President and Secretary/Treasurer, 521 Broadway, Lorain, Ohio 44052.


         Directors and executive officers of the Corporation, and their affiliates, had sole or shared voting power with respect to 788,274 common shares of the Corporation, representing 18.72% of the Corporation's common shares outstanding as of February 28, 2001. Such directors and officers have advised the Corporation that they intend to vote all of the Corporation's common shares that they are entitled to vote in favor of each of the proposals.


SOLICITATION OF PROXIES

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

         The Annual Meeting of Shareholders of the Corporation will be held on Tuesday, April 17, 2001, at 10:00 a.m., local time, at Lorain National Bank, 521 Broadway, Lorain, Ohio.

RECORD DATE; VOTING RIGHTS

         Only the Corporation's common shares can be voted at the Annual Meeting. Each share entitles its owner to one vote on all matters.


         The close of business on March 5, 2001 (the "Record Date"), has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 2,200 record holders of the Corporation's common shares and 4,211,047 of the Corporation's common shares outstanding as of the Record Date.


         The shareholders present in person or by proxy will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

         The five nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

         Proposal 2 to amend the Corporation's Articles of Incorporation must be approved by the affirmative vote of holders of at least two-thirds of all the Corporation's common shares who are entitled to vote.

         Abstentions on Proposal 2 and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will count as a vote against Proposal 2.

                           OWNERSHIP OF VOTING SHARES


         The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and the Corporation's named executive officers, and the directors and executive officers as a group, as of February 28, 2001.



                                      SHARES OF COMMON STOCK
NAME OF BENEFICIAL OWNER                     OWNED (1)        PERCENT OF CLASS
------------------------              ----------------------  ----------------

Daniel P. Batista                             33,736                    *
Robert M. Campana                             11,826(2)                 *
Terry D. Goode                                34,728(3)                 *
Wellsley O. Gray                              10,718(4)                 *
James R. Herrick                              19,405                    *
Lee C. Howley                                  2,000(5)                 *
James F. Kidd                                 52,417(6)              1.24%
David M. Koethe                               54,778(7)              1.30%
Benjamin G. Norton                            98,360(8)              2.33%
Stanley G. Pijor                              86,979(9)              2.07%
Jeffrey F. Riddell                            66,459(10)             1.58%
Thomas P. Ryan                                37,374(11)                *
John W. Schaeffer, M.D                         8,401(12)                *
Gary C. Smith                                 18,617(13)                *
Eugene M. Sofranko                            32,395(14)                *
Leo Weingarten                               112,821(15)             2.60%
Sandra L. Dubell                               9,262(16)                *
Gregory D. Friedman                           19,196(17)                *
Emma N. Mason                                 30,938(18)                *

All Directors and Executive                  788,274                18.72%
Officers as a Group
(25 in group)


* Ownership is less than 1% of the class.

----------

1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

2)   Includes 10,008 shares subject to shared voting and investment power.

3)   Includes 9,230 shares subject to shared voting and investment power.

4)   Includes 3,460 shares subject to shared voting and investment power.

5)   Includes 2,000 shares subject to shared voting and investment power.

6)   Includes 13,674 shares subject to shared voting and investment power.

7)   Includes 208 shares subject to shared voting and investment power.

8)   Includes 48,297 shares subject to shared voting and investment power.

9)   Includes 33,641 shares subject to shared voting and investment power.

10)  Includes 7,946 shares subject to shared voting and investment power.

11)  Includes 14,881 shares subject to shared voting and investment power.

12)  Includes 4,638 shares subject to shared voting and investment power.

13)  Includes 15,000 shares subject to options which are currently exercisable.

14)  Includes 25,033 shares subject to shared voting and investment power.

15)  Includes 8,962 shares subject to shared voting and investment power.

16)  Includes 991 shares subject to options which are currently exercisable.

17)  Includes 3,045 shares subject to options which are currently exercisable.

18)  Includes 399 shares subject to shared voting and investment power.


     As of January 31, 2001, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

             NAME AND ADDRESS OF
              BENEFICIAL OWNER                       COMMON SHARES OWNED              PERCENT OF CLASS
Lorain National Bank
457 Broadway
Lorain, Ohio 44052                                        636,536(1)                       15.12%

Richard M. Osborne Trust(2)
8500 Station Street, Suite 113
Mentor, Ohio 44060                                        303,979(2)                        7.22%(2)

GLB Bancorp, Inc.(2)
7001 Center Street
Mentor, Ohio 44060

Turkey Vulture Fund XIII, Ltd.(2)
8500 Station Street, Suite 113
Mentor, Ohio 44060

1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by Lorain National Bank. As fiduciary, the Lorain National Bank has sole power to dispose of 406,606 of these shares, shared power to dispose of 31,611 of these shares, sole power to vote 109,410 of these shares, and shared power to vote 109,410 of these shares.

2) The Richard M. Osborne Trust, GLB Bancorp, Inc. and Turkey Vulture Fund XIII, Ltd. have reported a combined ownership of 7.22% of the outstanding shares of the Corporation. Richard M. Osborne is the sole trustee of the Richard M. Osborne Trust, Vice Chairman of the Board of Directors of GLB Bancorp, Inc. and sole manager of the Turkey Vulture Fund XIII, Ltd.

                              ELECTION OF DIRECTORS

         The Code of Regulations of the Corporation provides that the Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. Each class shall hold office for a term of three years. At the Annual Meeting, five directors will be elected to a three-year term expiring in 2004.

         The nominees for election at the Annual Meeting are Daniel P. Batista, David M. Koethe, Stanley G. Pijor, Eugene M. Sofranko and Leo Weingarten, each of whom is currently a director of the Corporation.

NOMINEES

         CLASS "III" DIRECTORS. The following table sets forth certain information with respect to the nominees as Class "III" Directors of the Corporation who will be voted upon at the Annual Meeting. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.


                                            PRINCIPAL OCCUPATION FOR PAST         POSITIONS AND OFFICES         DIRECTOR
NAME                             AGE                  FIVE YEARS                  HELD WITH LNB BANCORP          SINCE

Daniel P. Batista                 66      CHAIRMAN OF THE BOARD                          Director                 1983
                                          Wickens, Herzer, Panza, Cook &
                                          Batista, L.P.A.

David M. Koethe                   65      RETIRED, FORMER CHAIRMAN OF THE                Director                 1983
                                          BOARD
                                          The Lorain Printing Company

Stanley G. Pijor                  70      CHAIRMAN OF THE BOARD                          Director                 1983
                                          LNB Bancorp, Inc. and
                                          The Lorain National Bank

Eugene M. Sofranko                70      CHAIRMAN OF THE BOARD                          Director                 1983
                                          Lorain Glass Company, Inc.

Leo Weingarten                    81      RETIRED                                        Director                 1983

CONTINUING DIRECTORS

         Class "I" and "II" Directors. The following table sets forth certain information with respect to Class "I" and Class "II" Directors of LNB Bancorp, whose terms expire in 2002 and 2003, respectively.


                                           PRINCIPAL OCCUPATION FOR PAST             POSITIONS AND OFFICES     DIRECTOR
             NAME                  AGE             FIVE YEARS                        HELD WITH LNB BANCORP      SINCE
CLASS "I"
---------
Terry D. Goode                      46     VICE PRESIDENT                                   Director              1997
                                           Lorain County Title Company

Wellsley O. Gray                    67     RETIRED                                          Director              1983

James R. Herrick                    49     PRESIDENT                                        Director              1999
                                           Liberty Auto Group, Inc.

Benjamin G. Norton                  61     HUMAN RESOURCE  CONSULTANT                       Director              1983
                                           LTI Power Systems

John W. Schaeffer, M.D.             55     PRESIDENT                                        Director              1999
                                           North Ohio Heart Center, Inc.

Gary C. Smith                       53     PRESIDENT AND                                    Director              1999
                                           CHIEF EXECUTIVE OFFICER (2000 to
                                           Present)
                                           LNB Bancorp, Inc. and
                                           Lorain National Bank
                                           CHAIRMAN OF THE BOARD
                                           Charleston Insurance Agency, Inc.
                                           FIRST EXECUTIVE VICE PRESIDENT
                                           (1999 - 2000)
                                           LNB Bancorp, Inc. and
                                           Lorain National Bank
                                           DIVISION PRESIDENT
                                           First National Bank of Zanesville

CLASS "II"
----------
Robert M. Campana                   41     MANAGING DIRECTOR                                Director              1997
                                           P.C. Campana, Inc.

Lee C. Howley                       53     PRESIDENT                                        Director              2001
                                           Howley & Company

James F. Kidd                       61     VICE CHAIRMAN OF THE BOARD                       Director              1989
                                           LNB Bancorp, Inc. and
                                           The Lorain National Bank

Jeffrey F. Riddell                  49     PRESIDENT AND CHIEF EXECUTIVE OFFICER            Director              1995
                                           Consumeracq, Inc.
                                           Consumers Builders Supply Company

Thomas P. Ryan                      62     EXECUTIVE VICE PRESIDENT                         Director              1989
                                           AND SECRETARY/TREASURER
                                           LNB Bancorp, Inc.
                                           EXECUTIVE VICE PRESIDENT AND
                                           SECRETARY The Lorain National Bank
                                           President and CEO, Charleston
                                           Insurance Agency, Inc.



         There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

         The Board of Directors of LNB Bancorp met 14 times in 2000. In 2000 each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served, with the exception of Leo Weingarten.

COMMITTEES OF THE BOARD

         The Board of Directors of LNB Bancorp has established the following standing audit and compensation committees, with membership noted:

         AUDIT COMMITTEE. (Mr. Sofranko, Chairman, and Messrs. Campana, Goode, Gray, Herrick, Norton, and Riddell).


         The Audit Committee met 6 times during 2000. The responsibilities of the Audit Committee include recommending the appointment of and overseeing a firm of independent auditors whose duty it is to audit the books and records of LNB Bancorp and its subsidiaries for the fiscal year for which they are appointed; monitoring and analyzing the results of internal and regulatory examinations; and monitoring LNB Bancorp's and its subsidiaries' financial and accounting organization and financial reporting.


         COMPENSATION COMMITTEE. (Mr. Batista, Chairman, Messrs. Kidd, Koethe, Norton, Pijor, Riddell, Sofranko and Weingarten).

         The Compensation Committee met once in 2000. The Compensation Committee has the responsibility of recommending for the approval of the Board of Directors the remuneration arrangements for the directors and executive officers of LNB Bancorp. The

Compensation Committee's report on executive compensation matters for 2000 appears under the caption "Compensation Committee Report on Executive Compensation."


         LNB Bancorp does not have a nominating committee or other committee of its Board of Directors that performs the function of nominating persons for the Corporation's Board of Directors. The Board of Directors nominates persons for election as LNB Bancorp directors.

AUDIT COMMITTEE REPORT

         The Audit Committee of the LNB Bancorp Board of Directors (the "Committee") is composed of seven directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors (Appendix
A). The members of the Committee are Eugene M. Sofranko, Chairman, Robert M. Campana, Terry D. Goode, Wellsley O. Gray, James R. Herrick, Benjamin G. Norton and Jeffrey F. Riddell. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

         Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.


         In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).


         The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent accountants.

         Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Eugene M. Sofranko, Chairman                         James R. Herrick
Robert M. Campana                                    Benjamin G. Norton
Terry D. Goode                                       Jeffrey F. Riddell
Wellsley O. Gray

         LNB Bancorp's independent accountants billed the aggregate fees shown below for audit, financial information systems design and implementation and other services rendered to LNB Bancorp and its subsidiaries for the year 2000.


         Audit Fees                                                    $109,000

         Financial Information Systems Design and
         Implementation Fees                                           $      0

         All Other Fees                                                $ 39,300


                             EXECUTIVE COMPENSATION
                              AND OTHER INFORMATION

         GENERAL. The following information relates to compensation of management for the years ended December 31, 2000, 1999 and 1998, unless otherwise noted below.

         EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for LNB Bancorp, Inc.'s Chief Executive Officer and the four highest paid executive officers, as well as the total compensation paid to each individual during LNB Bancorp, Inc.'s last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                      ANNUAL COMPENSATION            AWARDS
                                             ----------------------------------   ------------
                                                                                   SECURITIES       ALL OTHER
                                                                                   UNDERLYING      COMPENSATION
      NAME AND PRINCIPAL POSITION            YEAR     SALARY ($)      BONUS ($)    OPTIONS (#)        ($) (A)
      ---------------------------            ----     ----------     ----------   ------------     ------------

Gary C. Smith ..........................     2000     $  212,287     $   30,000          5,000     $   15,640
     President and                           1999        124,344         31,188         10,000            567
     Chief Executive Officer                 1998             NA             NA             NA             NA

Thomas P. Ryan .........................     2000     $  141,608     $   19,410            -0-     $   33,894
     Executive Vice President and            1999        131,021         18,225            -0-         21,809
     Secretary/Treasurer                     1998        123,726            -0-            -0-         15,213

Gregory D. Friedman ....................     2000     $  125,328     $   19,000            -0-     $   35,012
     Executive Vice President and            1999        114,109         15,900            -0-         12,031
     Chief Financial Officer                 1998        102,485            -0-            -0-          7,000

Emma N. Mason ..........................     2000     $  121,670     $   15,870            -0-     $   13,365
     Senior Vice President                   1999        102,093         14,820            -0-         12,681
                                             1998         96,731            -0-            -0-          8,832

Sandra L. Dubell .......................     2000     $   94,423     $   13,880            -0-     $   10,388
     Senior Vice President                   1999         89,301         13,125            -0-          9,324
                                             1998         84,457            -0-            -0-          5,753

(A) The amounts shown in this column for the 2000 year were derived from the following figures: (1) contributions by LNB Bancorp to The Lorain National Bank Employee Stock Ownership Plan: Mr. Smith, $10,503; Mr. Ryan, $9,403; Mr. Friedman, $8,917; Ms. Mason, $7,812; and Ms. Dubell, $6,691; (2) contributions by LNB Bancorp to The Lorain National Bank Stock Purchase Plan: Mr. Ryan, $4,464; Mr. Friedman, $4,201; Ms. Mason, $3,650; and Ms. Dubell, $2,660; (3) supplemental executive retirement plan accruals: Mr. Smith, $4,447; Mr. Ryan, $18,047; and Mr. Friedman, $21,012; (4) insurance premiums paid by LNB Bancorp on supplemental term life insurance policies: Mr. Smith, $690; Mr. Ryan, $1,980; Mr. Friedman, $680; Ms. Mason, $1,903; and Ms. Dubell, $1,037 and (5)
         LNB Bancorp anniversary stock awards: Mr. Friedman, $202.


         OPTION GRANTS TABLE. The following table presents information about stock options granted during 2000 to the five named executive officers.

                               OPTION GRANTS TABLE

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                                                                           ASSUMED ANNUAL
                                                                                           RATES OF STOCK
                                                                                         PRICE APPRECIATION
                                  INDIVIDUAL GRANTS                                       FOR OPTION TERM
-------------------------------------------------------------------------------------   --------------------
                         NUMBER OF        PERCENT OF
                        SECURITIES       TOTAL OPTIONS
                        UNDERLYING        GRANTED TO       EXERCISE OR
                          OPTIONS        EMPLOYEES IN         BASE         EXPIRATION
       NAME           GRANTED (#)(A)      FISCAL YEAR    PRICE($/SH)(B)       DATE       5% ($)     10% ($)
       ----           --------------     ------------    --------------    ----------    ------     -------

Gary C. Smith              5,000             100%            $22.00          12-15-10   $179,178    $285,312


(A) These nonqualified options were granted by the Board of Directors and became exercisable at the date of grant on December 15, 2000. These options must be exercised within 10 years from grant date with 100% vesting from grant date.



(B)  Exercise price equaled fair market value on the date of grant.


         OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2000 and unexercised stock options at December 31, 2000 for the five named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                     OPTIONS            IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2000(#)        DECEMBER 31, 2000($)
                               SHARES ACQUIRED     VALUE    -------------------------  -------------------------
            NAME                 ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
            ----               ---------------   --------   -------------------------  -------------------------
Gary C. Smith                         0              $ 0            15,000/0                      0/0
Thomas P. Ryan                        0                0               0/0                        0/0
Gregory D. Friedman                   0                0             3,045/0                    14,413/0
Emma N. Mason                         0                0               0/0                        0/0
Sandra L. Dubell                      0                0              991/0                     2,577/0


         EMPLOYMENT AGREEMENTS WITH EXECUTIVES. LNB Bancorp has entered into employment agreements with Gary C. Smith, Thomas P. Ryan and Gregory D. Friedman. These agreements may be terminated by either the executive or LNB Bancorp on ninety days written notice. The Agreements provide for base compensation, adjusted annually at the Compensation Committee's discretion, and incentive awards (as described in more detail in "Executive Compensation and Other Information" and the "Compensation Committee Report on Executive Compensation") to be paid to the executives for the performance of their duties. These Agreements also provide for continuing payments for one year of the executive's total compensation to Messrs. Smith, Ryan and Friedman in the event of termination of the executive's employment without cause, or due to breach of the employment agreement by the Corporation. The agreements also provide for lump sum payments of 200% of the executive's highest annual base salary (highest annual base salary paid to the executive during the last three fiscal years immediately prior to the event of termination), plus a pro rata portion of the executive's bonus and continuation for up to two years of certain health insurance and other benefits, in the event of termination of the executive's employment following a change in control of the Corporation (other than termination of employment for death, disability or cause). The aggregate compensation (excluding the value of benefits and any pro rata bonus) payable to each such executive officer under the Agreements in the event of a change in control, as defined in the Agreements, and the termination of that executive's employment would be approximately as follows: Mr. Smith, $400,000; Mr. Ryan, $259,000; and Mr. Friedman, $237,000. In the event of an involuntary termination with no change in control, the aggregate compensation would be approximately as follows: $200,000 for Mr. Smith and $129,500 for Mr. Ryan, and $118,500 for Mr. Friedman.



         LNB Bancorp has also entered into change in control agreements with Sandra L. Dubell and Emma N. Mason. These agreements may be terminated by LNB Bancorp on two years' prior written notice, but continue for two years following a change in control of the Corporation. These agreements provide for lump sum payments of 200% of the executive's highest annual base salary paid to the executive during the last three fiscal years immediate prior to the event of termination of the executive's employment, or a substantial change in the executive's duties or status, following a change in control of the Corporation (other than termination of employment for death, disability or cause), plus a prorata portion of the executive's bonus for the year of termination and continuation of or up to two years of certain health insurance and other benefits. The aggregate compensation, exclusive of any bonus, payable under these change-in-control agreements in the event of a change in control of the Corporation and termination of the executive's employment are as follows: Ms. Dubell, $185,000; Ms. Mason, $212,000.


DIRECTOR COMPENSATION

         Directors of LNB Bancorp are compensated for all services as a director in the following manner: each director receives an annual retainer fee of $5,000 regardless of board meeting attendance and $550 per meeting attended. Directors, who are also officers of the Corporation, receive a fee of $275 for their attendance at the Corporation's board meetings and receive no director's fees for their attendance at the meetings of the Bank's board.

PENSION PLAN

         Lorain National Bank, LNB Bancorp's subsidiary bank, sponsors The Lorain National Bank Retirement Pension Plan (the "Plan") covering substantially all employees of the Bank. An employee is eligible to participate on January 1 or July 1 after the attainment of age twenty-one (21) and completion of one (1) year of service, as defined in the Plan. For the Plan year ended December 31, 2000, the Bank was not required to make any contributions to the Plan.

         Annual benefit payments under the provisions of the Plan are computed by a formula, the factors of which include annual compensation, years of service and the Social Security taxable wage base. Participants are eligible for normal retirement upon reaching age sixty-five (65). Annual benefit payments are determined as a percentage for the five (5) consecutive Plan years that yield the highest average salary. Participants in the Plan prior to January 1, 1989 will have annual benefits reduced if they have less than fifteen (15) years of continuous employment upon retirement. Participants who join the Plan after January 1989 will have benefit payments reduced if they have less than twenty-five (25) years of continuous employment upon retirement. The normal form of benefit payment is a joint and survivor annuity. Benefits become fully vested after a participant has completed five (5) years of service. The Plan also provides for the payment of early retirement, death, disability, and deferred vested benefits in the form of a lump sum distribution, or a monthly annuity.

         The Plan was amended, effective January 1, 1995, to allow the payment of accrued benefits in the form of a lump sum distribution upon retirement at normal retirement age. The estimated present value of the accrued benefit using the Plan's actuarial equivalence assumptions for the Named Executive Officers ranged from $36,000 to $603,000 as of December 31, 2000.

         Assuming the participant selects the benefit payable in a ten (10) year certain and life annuity at normal retirement date, the following table reflects annual benefits payable to the employee based upon average annual compensation levels and twenty-five
(25) years of service.


                                                          EMPLOYEE'S ANNUAL ESTIMATED PENSION
                         FINAL AVERAGE                        PAYMENTS ASSUMING MINIMUM OF
                      ANNUAL COMPENSATION                         25 YEARS OF SERVICE
                      -------------------                 -----------------------------------
                           $250,000                                      $85,671
                            200,000                                       85,671
                            170,000                                       85,671
                            100,000                                       48,047



         The annual compensation with respect to determining an employee's annual pension payment is currently limited by the Internal Revenue Code to $170,000. The Plan reflects the annual compensation limit, and this results in a maximum annual pension payment of $85,671. Therefore, an employee's annual estimated pension payment for final average compensation levels of $170,000 and above remains at the $85,671 level. Pension benefits accrued prior to 1995 are grandfathered, if their calculated benefit is greater than $85,671. These pension payment do not reflect any additional retirement benefits which the employee may receive in the form of Social Security and other forms of supplemental retirement benefits. Messrs. Smith, Ryan and Friedman and Ms. Mason and Ms. Dubell have one (1), thirty-nine (39), fifteen (15), twenty-two (22) and twenty-nine (29) years of service respectively, under the provisions of the Plan.



         LNB Bancorp entered into supplemental retirement agreements with Messrs. Smith, Ryan and Friedman. The purpose of these agreements is to provide supplemental retirement benefits to Messrs. Smith, Ryan and Friedman in addition to the benefits provided by the Plan and to assist LNB Bancorp in retaining their services through their normal retirement dates. These agreements provide for monthly payments in the event of (a) normal retirement; (b) reduced supplemental retirement benefits in the event of early retirement; (c) disability prior to retirement; (d) death; or (e) discharge "without cause."



         Under the terms of these supplemental retirement agreements, Messrs. Smith, Ryan and Friedman will receive supplemental retirement benefits for a period of ten (10) years. The full benefit amount is equal to 70% of the compensation paid in the final year of employment, less pension benefits and Social Security benefits. Messrs. Smith, Ryan and Friedman are entitled to the full benefit amount if they retire on their normal retirement date; 75% of the full benefit amount if they retire at age 64; 50% of the full benefit amount if they retire at age 63; 25% of the full benefit amount if they retire at age 62; and no benefit if they retire prior to age 62. In the event of disability prior to retirement, the disabled individual would receive their full SRA benefit amount beginning at age 65. In the event of death prior to retirement, after meeting the eligibility and employment requirements, the applicable benefit (based upon the decedent's age) is payable to his designated beneficiary. In the event of discharge "without cause," the discharged individual would receive his full supplemental retirement benefit amount, as if he retired at age 65, commencing at the recipient's discretion. The supplemental retirement agreements are non-qualified defined benefit agreements. As of December 31, 2000, the monthly benefits that would be paid at normal retirement age would be as follows: Mr. Smith, $19,729; Mr. Ryan, $2,237; and Mr. Friedman; $6,861.


         In addition, in the event the employment of Mr. Smith, Mr. Ryan or Mr. Friedman is terminated following a change in control of LNB Bancorp or there is a material and adverse change in their duties or status following a change in control of LNB Bancorp, each would receive his full supplemental retirement benefit amount, as if he retired at age sixty-five (65), commencing at his age 65.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         OVERVIEW AND PHILOSOPHY. The Board of Directors of LNB Bancorp has established a Compensation Committee. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to LNB Bancorp's executive compensation policies.

         Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and each other executive officer. The Compensation Committee also structures and monitors LNB Bancorp's supplemental retirement, employment or change-in-control contracts with its executive officers which include, among other things, provisions relating to each executive in the event of a change in control. Compensation decisions with respect to executive officers are based on the factors discussed below, rather than any obligation set forth in such employment contracts.

         The Compensation Committee has available to it outside compensation consultants. The Compensation Committee gathers comparative compensation data from outside consultants and independent sources to develop a strategy which links pay to performance.

         The objectives of LNB Bancorp's executive compensation program are to:

         o Support the achievement of desired LNB Bancorp goals.

         o Provide compensation that will attract and retain superior talent and reward performance.

         o Align the executive officers' interests with those of shareholders by placing a portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.


         The executive compensation program provides an overall level of compensation opportunity that is competitive within the financial institution industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term LNB Bancorp performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant.

         COMPENSATION MATTERS IN 2000. During 2000, the Compensation Committee increased the levels of base salary of the Chief Executive Officer and other executive officers. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other financial holding companies of similar size and operations, and the objective of the Compensation Committee to place base salaries of executive officers at or near market median levels, given satisfactory job performance.

         The analysis included a review of three years' compensation data from the proxy statements of other financial holding companies of comparable size. The analysis also included compensation data from published surveys in the financial institution industry and for finance and accounting professionals, as well as a review of LNB Bancorp's financial performance compared to the financial performance of peer group financial holding companies. Performances were compared for the three year period ending December 31, 1999.

         EXECUTIVE OFFICER COMPENSATION PROGRAM. LNB Bancorp's executive officer compensation program is comprised of base salary, annual cash incentive compensation, longer-term incentive compensation in the form of stock options, and various benefits.

         BASE SALARY. Base salary levels for LNB Bancorp's executive officers are attempted to be set relative to companies in the financial institution industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, LBN Bancorp performance and specific issues particular to LNB Bancorp.

         ANNUAL INCENTIVE COMPENSATION. LNB Bancorp maintains a conditional annual cash incentive program for executive officers. The purpose of the plan is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve LNB Bancorp, Inc.'s annual goals. Target goals for LNB Bancorp, Inc. are set at the beginning of each fiscal year. For the year 2000, the performance goal of LNB Bancorp, Inc. was to increase net income for the 19th consecutive year. Target bonus opportunities are attempted to be set at competitive levels within the financial institution industry, as described above.

         The achievement of goals representing corporate performance factors comprised all of the executive officers' potential incentive compensation for 2000.

         STOCK OPTIONS. LNB Bancorp provides long-term incentives for executive officers and key managers through the award of stock options. The objectives of the awarding of stock options are to align the executives and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in LNB Bancorp.

         LNB Bancorp has awarded stock options to key executives. Awards are made at levels considered to be competitive within the financial institution industry.


         CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary of Mr. Smith, LNB Bancorp's President and Chief Executive Officer, was increased by $12,000, effective January 8, 2001. Mr. Smith received a total of 5,000 stock options in 2000, which were awarded in recognition of his performance.


         MEMBERSHIP OF THE COMPENSATION COMMITTEE. LNB Bancorp Directors serving on the Compensation Committee are named below:

                  Daniel P. Batista, Chairman        Stanley G. Pijor
                  James F. Kidd                      Jeffrey F. Riddell
                  David M. Koethe                    Eugene M. Sofranko
                  Benjamin G. Norton                 Leo Weingarten

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with one or more of the bank subsidiaries of LNB Bancorp. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. It is expected that similar transactions will occur in the future.


         In addition, Mr. Batista is a partner in the law firm of Wickens, Herzer, Panza, Cook & Batista, which provides legal services to the Corporation and its subsidiaries. The Corporation and its subsidiaries paid Wickens, Herzer, Panza, Cook & Batista $246,668 for legal services in 2000. Mr. Pijor is Chairman of the Board of Directors of LNB Bancorp, Inc. and Lorain National Bank and also served as its President and Chief Executive Officer until the end of 1995. Mr. Pijor received the fifth and final annual payment of $85,000 in 2000 under a consulting agreement with LNB Bancorp that terminated in 2000. Mr. Pijor also received supplemental retirement benefits from LNB Bancorp of $50,000 during 2000 under an agreement with the Corporation that pays him annual supplemental retirements benefits of $50,000 per year through 2005. Mr. Kidd is Vice Chairman of the Board of Directors of LNB Bancorp, Inc. and Lorain National Bank and also served as President and Chief Executive Officer until the end of 1999.

LNB BANCORP PERFORMANCE

         The following graph shows a five-year comparison of cumulative total returns for LNB Bancorp, the Standard & Poor's 500 Stock Index and the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                    [GRAPH]

* Assumes the value of the investment in LNB Bancorp common shares and each index was $100 on December 31, 1995 and that all dividends were reinvested.

         The graph shown above is based on the following data points:


                                     1995         1996         1997        1998         1999         2000
                                    ------       ------       ------      ------       ------       ------
LNB Bancorp, Inc.                     100          111          111         114           98          104
S&P 500 Index                         100          123          164         211          255          232
NASDAQ Bank Index                     100          132          221         222          211          241


                                   PROPOSAL 2

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO ADD PROVISIONS REQUIRING A FAIR PRICE AND SUPERMAJORITY VOTE OF SHAREHOLDERS FOR CERTAIN BUSINESS COMBINATIONS.

         The Board of Directors of the Corporation believes that it would be in the best interest of the Corporation and its shareholders to amend the Articles of Incorporation to add the provisions that are set forth as Appendix B to the proxy statement. These same provisions are presently contained in the Code of Regulations of the Corporation and will remain in the Code of Regulations. The Board of Directors of the Corporation believes that as a matter of Ohio corporation law it is appropriate that these provisions also be set forth in Corporation's Articles of Incorporation.

         These provisions require the affirmative vote of 75% of LNB Bancorp's outstanding voting power to approve certain business transactions (such as mergers or disposition of substantially all of its assets) involving an "interested shareholder," defined as another entity owning ten percent or more of the outstanding capital stock of LNB Bancorp, unless first approved by two-thirds of LNB Bancorp's directors not affiliated with the interested shareholder. These provisions also require the approval of 66-2/3% of the outstanding shares, exclusive of shares held by the interested shareholder, or the payment of a "fair price," as defined in the Articles of Incorporation, for any shares acquired by an interested shareholder unless approved by two-thirds of the directors who are not affiliated with the interested shareholder.


POSSIBLE ANTI-TAKEOVER EFFECT OF PROPOSAL 2


         These provisions may have the effect of interfering with a takeover of the Corporation on terms not favored by the Board of Directors. The effect of these provisions may be to make it more difficult for a person who desires to acquire control of LNB Bancorp to do so without the cooperation of the incumbent Board of Directors.



         The Corporation's Articles and Code of Regulations contain certain provisions that may be viewed as having anti-takeover effects. Under these provisions, the Corporation's Board of Directors is divided into three classes with approximately one-third of the members of the Board nominated for election each year. Directors may be removed only by the affirmative vote of at least 75% of the Corporation's outstanding voting power and advance notice is required from shareholders nominating a Director. In addition, the affirmative vote of 75% of the Corporation's outstanding voting power is required to approve certain business transactions (such as mergers or disposition of substantially all of its assets) involving an "interested shareholder," defined as another entity owning ten percent or more of the outstanding capital stock of the Corporation, unless first approved by the majority of the Corporation's directors not affiliated with the interested shareholder. The Code of Regulations also requires the approval of 66-2/3% of the outstanding shares, exclusive of shares held by the interested shareholder, or the payment of a "fair price," as defined in the Articles of Incorporation, for any shares acquired by an interested shareholder unless approved by the directors who are not affiliated with the interested shareholder.


         The Corporation is also subject to two sets of provisions under the Ohio General Corporation Law which are referred to as the "Control Share Acquisition Act" and the "Merger Moratorium Statute." The Control Share Acquisition Act prescribes certain notice and informational filings, and special meeting and voting procedures, which must be followed prior to consummation by an acquirer of a company's voting share within any of the following ranges: 20% or more but less than 33-1/3%; 33-1/3% but less than a majority; and a majority or more. The acquisition may be made if it is approved by both a majority of the voting power of the company and a majority of the voting power remaining after excluding the voting power of the acquirer and certain affiliated parties. The Merger Moratorium Statute regulates certain business combinations between a "public company" and an "interested shareholder" such as mergers or disposition of substantially all of the company's assets. Subject to certain exceptions, these transactions are prohibited for a three-year period. Prior to the end of the three-year period, a prohibited transaction may take place provided certain conditions are satisfied.

         The Board of Directors is not aware of any present threat or attempt to gain control of the Corporation and the amendments described herein are not in response to any such action. These proposals are not part of a plan by the Corporation to adopt a series of amendments with an anti-takeover purpose and the Corporation does not currently intend to propose other measures in future proxy solicitations.

         VOTE REQUIRED FOR APPROVAL - The affirmative vote of the holders of at least two-thirds (66-2/3%) of the outstanding common shares of the Corporation entitled to notice of and to vote at the meeting is required for the adoption of Proposal 2.

         THE BOARD OF DIRECTORS UNANIMOUSLY APPROVES AND RECOMMENDS TO THE SHAREHOLDERS THE ADOPTION OF THESE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

                              CERTAIN TRANSACTIONS

         Directors and executive officers of LNB Bancorp and their associates were customers of, or had transaction with, the Corporation or the Corporation's banking or other subsidiaries in the ordinary course of business during 2000. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. Please refer to the discussion under caption "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" for a description of certain transactions between the Corporation and Messrs. Batista and Pijor.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires LNB Bancorp's executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and LNB Bancorp reports of their ownership of LNB Bancorp securities. Based upon written representations and copies of reports furnished to LNB Bancorp by Insiders, all
Section 16 reporting requirements applicable to Insiders during 2000 were satisfied on a timely basis.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


         Shareholders may submit proposals appropriate for shareholder action at the Corporation's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting, they must be received by the Corporation no later than November 18, 2001. Such proposals should be directed to LNB Bancorp, Inc., Attention: Shareholder Relations, 457 Broadway, Lorain, Ohio 44052. On any other proposal raised by a shareholder for next year's Annual Meeting, the Corporation intends that proxies received by it will be voted in the interest of the Corporation in accordance with the judgement of the Board of Directors and the proposal will be considered untimely, unless notice of the proposal is received by the Corporation not later than February 1, 2002.


         The Corporation's Code of Regulations establishes advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Corporation no fewer than 14 days in advance of next year's Annual Meeting unless the Corporation gives you less than 21 days notice of the Annual Meeting and then notice of nominations must be given no later than the seventh day after we mailed notice of the Annual Meeting to you. Notice of nominations of directors must also meet all other requirements contained in the Corporation's Code of Regulations. You may obtain the Code of Regulations by written request to the Corporation's Secretary at our principal executive offices.

                              SELECTION OF AUDITORS

         KPMG LLP has served LNB Bancorp and Lorain National Bank as independent auditor since 1972. The Board of Directors has selected KPMG LLP as independent auditor for the current year. We expect representatives of KPMG LLP to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

                                 OTHER BUSINESS

         Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgement.

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.



                                        By Order of the Board of Directors


                                        Thomas P. Ryan
                                        Executive Vice President
                                        and Secretary/Treasurer

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                                       OF
                                LNB BANCORP, INC.
                                       AND
                              LORAIN NATIONAL BANK


The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements (3) the independence and performance of the Company's internal and external auditors (4) in consultation with the management, independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls, discuss significant financial risk exposures and steps management has taken to monitor, control and report such exposures and review significant findings prepared by independent auditors and the internal audit department together with management responses including the status of previous recommendation.

The Audit Committee shall consist of no less than three (3) independent members and no more that eight (8) members in total. The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Executive Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 1O-Q.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

     7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8.   Approve the fees to be paid to the independent auditor.

     9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     11. Review the appointment and replacement of the senior internal auditing executive.

     12. Review the significant reports to management prepared by the internal auditing department and management's responses.

     13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     14. Obtain from the independent auditor assurance that Section 1OA of the Securities Exchange Act of 1934 has not been implicated.

     15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b) Any changes required in the planned scope of the internal audit.

          (c) The internal audit department responsibilities, budget and staffing.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

     20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     21. At each meeting hold an executive session with the senior internal auditing officer and meet at least annually in an executive session that includes the chief financial officer and the independent auditor.

     22.  The Committee will develop a standard agenda for each meeting.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                   APPENDIX B

                                 FIRST AMENDMENT
                                       TO
                    SECOND AMENDED ARTICLES OF INCORPORATION
                                       OF
                                LNB BANCORP, INC.

         EIGHTH. FAIR PRICE AND SUPER VOTE REQUIREMENTS IN CERTAIN BUSINESS COMBINATIONS.

SECTION 1.        DEFINITIONS.

                  a. "Affiliate" or "Associate" shall have the respective meanings given to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1989, or as may thereafter be amended.

                  b. A Person (as defined in this Article) shall be a "Beneficial Owner" of any Voting Shares (as defined in this Article): (i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such Person or any of its Affiliates or Associates has by itself or with others (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

                  c. "Business Combination" shall include: (i) any merger or consolidation of Corporation or any of its subsidiaries with or into an Interested Shareholder (as defined in this Article), regardless of which Person is the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, or other disposition (in one transaction or a series of transactions) from Corporation or any of its subsidiaries to an Interested Shareholder, or from an Interested Shareholder to Corporation or any of its subsidiaries, of assets having an aggregate Fair Market Value (as defined in this Article) of ten percent (10%) or more of Corporation's total shareholders equity; (iii) the issuance, sale or other transfer by Corporation or any subsidiary thereof of any securities of Corporation or any subsidiary thereof to an Interested Shareholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all holders of Corporation's Shares (as defined in these Articles); (iv) the acquisition by Corporation or any of its subsidiaries of any securities of an Interested Shareholder; (v) the adoption of any plan or proposal for the liquidation or dissolution of Corporation proposed by or on behalf of an Interested Shareholder; (vi) any reclassification or recapitalization of the Voting Shares or other securities of Corporation if the affect, directly or indirectly, of such transaction is to increase the relative voting power of an Interested Shareholder; or (vii) any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

                  d. "Continuing Director" shall mean any member of Corporation's Board of Directors (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder; any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is approved to succeed a Continuing Director by the Continuing Directors; any member of the Board who is appointed to fill a vacancy on the Board, who is unaffiliated with the Interested Shareholder, and who is approved by the Continuing Directors.

                  e. "Fair Market Value" shall mean: (i) in the case of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (or any successor thereof), the highest sales price or bid quotation, as the case may be, reported for securities of the same class or series traded on the national securities exchange or in the over-the-counter market during the thirty (30) day period immediately prior to the date in question or, if no such report or quotation is available, the Fair Market Value as determined by the Continuing Directors; and
(ii) in the case of other securities and of other property or consideration (except cash), the Fair Market Value as determined by the Continuing Directors; provided, however, if the power and authority of the Continuing Directors ceases and terminates pursuant to Section 6 of this Article as a result of there being less than five (5) Continuing Directors at any time, then
(a) for purposes of clause (ii) of the definition of "Business Combination," any sale, lease, exchange, mortgage, pledge, or other disposition of assets from Corporation or any of its subsidiaries to an Interested Shareholder or from an Interested Shareholder to Corporation or any of its subsidiaries, regardless of the Fair Market Value thereof, shall constitute a Business Combination, and (b) for purposes of paragraph 1 of Section 4 of this Article, in determining the amount of consideration received or to be received per Share by the Independent Shareholders (as described in this Article) in a Business Combination, there shall be excluded all consideration other than cash and the Fair Market Value of securities listed on a national securities exchange or quoted in the National Association of Securities Dealers Automated Quotations System (of any successor thereof) for which there is a reported sales price or bid quotation, as the case may be, during the thirty (30) day period immediately prior to the date in question.

                  f. "Independent Shareholder" shall mean all holders of Shares of the Corporation other than the Interested Shareholder engaged in or proposing the Business Combination.

                  g. "Interested Shareholder" shall mean: (a) any Person (other than the Corporation or any of its subsidiaries), and (b) the Affiliates and Associates of such Person, who (or which together) are: (i) the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the then outstanding Voting Shares; or (ii) an assignee of or other Person who has succeeded to any Voting Shares which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. Notwithstanding any contrary provision in this Section 1(g): (i) no Trust Department or designated fiduciary or other trustee of such Trust Department of Corporation or a subsidiary of Corporation, or similar fiduciary capacity of Corporation with direct voting control of the outstanding Voting Shares shall be included or considered as an Interested Shareholder, and (ii) no profit sharing, employee stock ownership, employee stock purchase and savings, employee pension, or other employee benefit plan of Corporation or any of its subsidiaries and no trustee of any such plan (in its capacity as such trustee) shall be included or considered as an Interested Shareholder.

                  h. A "Person" shall mean an individual, partnership, trust, corporation, limited liability company or other entity and further includes any two (2) or more of the foregoing acting in concert.

                  i. "Voting Shares" shall mean all outstanding Common Shares and Voting Preferred Shares of the Corporation.

                  j. All definitions contained in other provisions of these Articles shall also apply to this Article Eighth, unless (and to the extent that) such definitions conflict with the definitions in this Article.

SECTION 2.        SUPERMAJORITY VOTE TO EFFECT BUSINESS COMBINATION.

         No Business Combination shall be effected or consummated unless: (1) authorized and approved by Continuing Directors and, if otherwise required by law to authorize or approve the transaction, by the affirmative vote of the holders of such Shares as are mandated by the Ohio Revised Code; or (2) authorized and approved by the affirmative vote of holders of not less than seventy-five percent (75%) of the outstanding Voting Shares voting together as a single class. The authorization and approval required by this Section 2 are in addition to any authorization and approval required by Section 3 of this Article.

SECTION 3.        CONDITIONS REQUIRED TO EFFECT BUSINESS COMBINATION.

         No Business Combination shall be effected or consummated unless: (1) all the fair price and other conditions and requirements set forth in Section 4 of this Article have been satisfied; or (2) authorized and approved by the Continuing Directors; or (3) authorized and approved by the affirmative vote of holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares held by all Independent Shareholders voting together as a single class. Any authorization and approval required by this Section 3 are in addition to any authorization and approval required by Section 2 of this Article.

SECTION 4.        CONDITIONS AND REQUIREMENTS TO FAIR PRICE.

         All the following conditions and requirements must be complied with in order for subitem (1) of Section 3 of this Article to be satisfied:


                  a. The cash and Fair Market Value of the property, securities or other consideration to be received by the Independent Shareholders in the Business Combination per Share for each Share of Corporation must not be less than the sum of: (i) the highest per Share price (including brokerage commissions, transfer taxes, soliciting dealer's fees and similar payments)paid by the Interested Shareholder in acquiring any Shares; and (ii) the amount, if any, by which interest on the per Share price, calculated at the Treasury Bill rate periodically in effect (from the date the Interested Shareholder first became an Interested Shareholder until the Business Combination has been consummated) exceeds the per Share amount of cash dividends received by the Independent Shareholders during such period (for purposes of this Subparagraph, the "Treasury Bill Rate" means, for each calendar quarter or part thereof, the interest rate of the last auction in the preceding calendar quarter of ninety-one (91)-day United States Treasury Bills expressed as a bond equivalent yield); for purposes of this Section 4a., per Share amounts shall be appropriately adjusted for any recapitalization, reclassification, Share dividend, Share split, reverse split, or other similar transaction. Any Business Combination which does not result in the Independent Shareholders receiving consideration for or in respect of their Shares shall not be treated as complying with the requirements of this Section 4a.


                  b. The form of the consideration to be received by the Independent Shareholders owning the Shares must be the same as was previously paid by the Interested Shareholder(s); provided, however, that if the Interested Shareholder previously paid for such Shares with different forms of consideration, the form of the consideration to be received by the Independent Shareholders must be in the form as was previously paid by the Interested Shareholder in acquiring the largest number of Shares. The provisions of this
Section 4b. are not intended to diminish the aggregate amount of cash and Fair Market Value of any other consideration that any holder of Shares is otherwise entitled to receive upon the liquidation or dissolution of Corporation, under the terms of any contract with Corporation or an Interested Shareholder, or otherwise.

                  c. From the date the Interested Shareholder first becomes an Interested Shareholder until the Business Combination has been consummated, the following requirements must be complied with unless the Continuing Directors otherwise determine: (i) the Interested Shareholder has not received, directly or indirectly, the benefit (except proportionately as a holder of Shares) of any loan, advance, guaranty, pledge, or other financial assistance, tax credit or deduction, or other benefit from Corporation or any of its subsidiaries; (ii) there shall have been no failure to declare and pay in full (when and as due or scheduled) any dividends required to be paid on any class or series of Shares;
(iii) there shall have been (a) no reduction in the annual rate of dividends paid on Common Shares (except as necessary to reflect any split of the Common Shares), and (b) an increase in the annual rate of dividends as necessary to reflect reclassification (including a reverse split), recapitalization or any similar transaction which has the effect of reducing the number of outstanding Common Shares; and (iv) there shall have been no amendment or other modification to any profit-sharing, employee stock ownership, employee stock purchase and savings, employee pension or other employee benefit plan of Corporation or any of its subsidiaries the effect of which is to change in any manner the provisions governing the voting of any Shares of Corporation in or covered by such plan.

                  d. A proxy or information statement describing the Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing that Act and the rules and regulations thereunder) has been mailed at least thirty (30) days prior to the completion of the Business Combination to the holders of all outstanding Voting Shares. If deemed advisable by the Continuing Directors, the proxy or information statement shall contain a recommendation by the Continuing Directors as to the advisability (or inadvisability) of the Business Combination and/or an opinion by an investment banking firm, selected by the Continuing Directors and retained at the expense of Corporation, as to the fairness (or unfairness) of the Business Combination to the Independent Shareholders.

SECTION 5.        OTHER APPLICABLE VOTING REQUIREMENTS.

         The affirmative votes or approvals required to be received from holders of the Shares of Corporation under Sections 2, 3, and 9 of this Article shall apply even though no vote or a lesser percentage vote may be required by law, by other provisions of these Articles, or otherwise. Any authorization, approval or other action of the Continuing Directors under this Article is in addition to any required authorization, approval or other action of the Board.

SECTION 6.        CONTINUING DIRECTORS.

         All actions required or permitted to be taken in these Articles by the Continuing Directors shall be taken with or without a meeting by the vote or written consent of two-thirds (2/3) of the Continuing Directors, regardless of whether the Continuing Directors constitute a quorum of the members of the Board then in office. If the number of Continuing Directors is at any time less than five (5), all power and authority of the Continuing Directors under this Article shall thereupon cease and terminate, including (without limitation) the authority of the Continuing Directors to authorize and approve a Business Combination under Sections 2 and 3 of this Article and to approve a successor Continuing Director. Two-thirds (2/3) of the Continuing Directors shall have the power and duty (consistent with their fiduciary obligations) to determine for purposes of this Article, on the basis of information known to them: (1) whether any Person is an Interested Shareholder; (2) whether any Person in an Affiliate or Associate; (3) whether any Person has an agreement, arrangement, or understanding with another or is acting in concert with another; and (4) the Fair Market Value of property, securities or other considerations (other than cash). The good faith determination of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article.

SECTION 7.        EFFECTS ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS.

         Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

SECTION 8.        FURTHER CONSIDERATIONS TO EFFECT BUSINESS COMBINATION.

         No Business Combination (as defined in this Article) shall be effected or consummated unless, in addition to the consideration set forth in Sections 2, 3, 4, 5 and 6 of this Article, the Board (including the Continuing Directors) shall consider all of the following factors and any other factors which the Board deems relevant: (1) the social and economic effects of the transaction on Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which Corporation and its subsidiaries operate or are located; (2) the business and financial conditions and earnings prospects of the Interested Shareholder, including (but not limited to) debt services another existing or likely financial obligations of the Interested Shareholder, and the possible effect thereof on other elements of the communities in which Corporation and its subsidiaries operate or are located, and (3) the competence, experience and integrity of the Interested Shareholder and his, its or their management.

SECTION 9.        REPEAL.

         Notwithstanding any other provisions of these Articles and notwithstanding the fact that a lesser percentage vote may be required by law or other provision of these Articles, the provisions of this Article may not be repealed, amended, supplemented or otherwise modified, unless: (1) the Continuing Directors (or, if there is no Interested Shareholder, a majority vote of the whole Board) recommend such appeal, amendment, supplement or modification and such repeal, amendment, supplement or modification is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares; or (2) such repeal, amendment, supplement or modification is approved by the affirmative vote of holders of (a) not less than seventy-five percent (75%) of the outstanding Voting Shares voting together as a single class, and (b) not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Shares held by all Independent Shareholders voting together as a single class.

                                REVOCABLE PROXY
                               LNB BANCORP, INC.


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




The undersigned hereby appoint Eugene H. Sofranko, David M. Koethe and Daniel P. Batista, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated thereon, all the common shares of LNB Bancorp, Inc. held of record by the undersigned on March 5, 2001, at the Annual Meeting of Shareholders to be held on April 17, 2001, or any adjournment thereof.



1. TO ELECT AS DIRECTORS THE NOMINEES SET FORTH BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW):



         [ ]   FOR                                 [ ]   WITHHOLD
         [ ]   FOR ALL EXCEPT


               Daniel P. Batista         Eugene M. Sofranko
               David M. Koethe           Leo Weingarten
               Stanley G. Pijor


         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME(S) IN THE SPACE PROVIDED BELOW.



         -------------------------------------------------------------



2.       ADDITION OF A SUPERMAJORITY SHAREHOLDER VOTE AND FAIR PRICE PROVISIONS
         - To approve amending LNB Bancorp's Articles of Incorporation to add provisions requiring a supermajority vote and the payment of a fair price in certain mergers and other business combinations.
         (THESE PROVISIONS ARE ALREADY CONTAINED IN LNB BANCORP'S AMENDED CODE OF REGULATIONS. THIS IS A TECHNICAL AMENDMENT TO ADDRESS THE REQUIREMENTS OF OHIO LAW.)


         [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN


3. Upon the direction of the Board of Directors, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Please be sure to sign and date this Proxy in the box below.

                                       -----------------------------------------

                                       Date:
                                            ------------------------------------

--------------------------------------------------------------------------------

---------------------------------           ---------------------------------
Shareholder Sign Above                      Co-Holder (if any) Sign Above
--------------------------------------------------------------------------------
/\ Detach above card, sign, date and mail in postage paid envelope provided. /\




                               LNB BANCORP, INC.
                                  457 Broadway
                                  LORAIN, OHIO


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY



HAS YOUR ADDRESS CHANGED?

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